UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
February 12, 2009
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)
Registrant’s telephone number, including area code: (304) 598-2000
990 Elmer Prince Drive
P.O. Box 656
Morgantown, West Virginia 26507-0656
(Address of principal executive offices, zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
           On February 12, 2009, Centra Financial Holdings, Inc. (“Centra”) and its subsidiaries, Centra Bank, Inc. (the “bank”) and Centra Financial Corporation-Morgantown, Inc., and S. Todd Eckels amended the Employment Agreement originally dated May 12, 2008 (as amended and restated by an Amended and Restated Employment and Change-of-Control Agreement dated October 13, 2008) (the “Agreement”). The Agreement provides for a 90-day term, which term is renewable automatically unless the bank provides notification of non-renewal. Corresponding changes were made to the Agreement’s post-termination provisions to provide for payment of compensation and usual incentives and bonuses for 90 days after termination of employment (without cause), death or change of control.
SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01. Exhibits

Exhibit 10.1	Amended and Restated Employment and Change-of-Control Agreement, dated February 12, 2009, by and between Centra Bank, Inc., and S. Todd Eckels, joined in by Centra Financial Holdings, Inc., and Centra Financial Corporation-Morgantown, Inc.

Signatures
           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2009	Centra Financial Holdings, Inc.
	By	/s/ Douglas J. Leech
President and Chief Executive Officer

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